Exhibit 5.1

J. Vernon Patrick, Jr.
       –––––––
Bert S. Nettles
Wyatt R. Haskell
William M. Slaughter
J. Michael Rediker
Thomas G. Mancuso
Frank M. Young, III
Robert E. Lee Garner
Benjamin B. Spratling III
Thomas T. Gallion, III
Thomas L. Krebs
Jonathan H. Waller
Ross N. Cohen
Jesse P. Evans III
G. Douglas Jones
Mark E. Ezell
Thomas E. Reynolds
Romaine S. Scott III
Stephen L. Poer
Robert H. Adams
Robert L. Williams
John M. Fraley
William W. Horton
Constance C. Walker
Gwen L. Windle
Allen R. Trippeer, Jr.
R. Scott Williams
Mark D. Hess
C. Dennis Hughes

Charles M. Elmer
Kimberly B. Glass
Staci G. Cornelius
Patricia C. Diak
N. Andrew Rotenstreich
Peter J. Tepley
Michael B. Odom
Brennan C. Ohme
Joseph L. Cowan II
Kimberly L. Hager
Page A. Poerschke
Matthew T. Franklin
Thomas J. Butler
Kirk D. Smith
Khristi Doss Driver
John H. McEniry, IV
Meredith Jowers Lees
Latanishia D. Watters
     –––––––
David R. Baker
Leo Kayser *
Peyton D. Bibb, Jr.
Stanley H. Pollock †
A. Lee Martin
Amy Kirkland Myers
Michael C. Skotnicki
Thomas J. Buchanan
Jagdesh B. Kirpalani
       –––––––

Theresa A. Tkacik
Anil A. Mujumdar
Vincent J. Graffeo
Felicia A. Long
Charles Price II
Reginald L. Jeter
Laura S. Dunning
James W. Porter III
Ashley S. Hugunine
C. McDowell Crook
Jeremy S. Walker
Jay V. Shah
Rebecca A. Beers
M. Baird Beers, Jr.
Michael W. Kelley
Maridi L. Thompson
Paul Z. Rothstein
Dara D. Fernandez

       –––––––
* Admitted only in New York
† Admitted only in Georgia

November 9, 2010

Haskell Slaughter Young & Rediker, LLC
2001 Park Place, Suite 1400
Birmingham, Alabama 35203

ServisFirst Bancshares, Inc.
850 Shades Creek Parkway, Suite 200
Birmingham, Alabama 35209

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to ServisFirst Bancshares, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). This Registration Statement relates to the registration of 1,450,000 shares (the “Shares”) of Common Stock, par value $.001 per share, of ServisFirst Bancshares, Inc. (the “Common Stock”), reserved for issuance under: (i) the ServisFirst Bancshares, Inc. 2009 Stock Incentive Plan and (ii) the ServisFirst Bancshares, Inc. Second Amended and Restated 2005 Stock Incentive Plan (together, the “Plans”).

In connection with this opinion letter, we have examined the Plans, the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended, and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. In such examinations we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of all copies.

ServisFirst Bancshares, Inc.
850 Shades Creek Parkway, Suite 200
Birmingham, Alabama 35209
_______________________

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, if and when issued and paid for in full in accordance with the Plans as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, to any other matters relating to the Company or the Shares.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are acting within the category of persons whose consent is required under the provisions of the Securities Act or the rules or regulations of the SEC thereunder.

Sincerely,

Haskell Slaughter Young & Rediker, LLC

By:	/s/ William W. Horton
William W. Horton